UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
March 21, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Napa Valley Corporate Drive, Suite B, Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On March 21, 2018, Crimson Wine Group, Ltd., Pine Ridge Winery, LLC, Chamisal Vineyards, LCC and Double Canyon Vineyards, LLC (the foregoing, collectively “Borrowers” and each, a “Borrower”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) with American AgCredit, FLCA (the “Lender”) which amends that certain Credit Agreement dated March 22, 2013 among Borrowers and Lender (as previously amended, the “Credit Agreement”).

Under the Credit Agreement, Lender provided Borrowers with a senior secured credit facility in the maximum aggregate principal amount of up to Sixty Million Dollars ($60,000,000), consisting of a revolving credit facility in the maximum aggregate amount of Ten Million Dollars ($10,000,000) (which includes a letter of credit subfacility in the maximum amount of Two Million Dollars ($2,000,000)) and a term revolving credit facility in the maximum aggregate amount of Fifty Million Dollars ($50,000,000).

All obligations of Borrowers under the Credit Agreement are collateralized by certain real property, including vineyards and certain winery facilities of Borrowers, accounts receivable, inventory and intangible assets. In addition to unused line fees ranging from 0.15% to 0.25%, rates for the borrowings are priced based on a performance grid tied to certain financial ratios and the London Interbank Offered Rate.

The Credit Agreement also provides for events of default that are customary for financing transactions of this nature. Upon the occurrence of an event of default, Borrowers could be required to immediately repay all amounts outstanding under the applicable facility. Covenants include the maintenance of specified debt and equity ratios, limitations on the incurrence of additional indebtedness, limitations on dividends and other distributions to shareholders and restrictions on certain mergers, consolidations and sales of assets.

The Second Amendment modified certain provisions of the Credit Agreement, including, among other things:

•	extending the Revolving Loan and Term Revolving Loan Termination Dates to March 31, 2023;

•	extending the Term Revolving Loan Conversion Date to March 31, 2023; and

•	extending the Term Loan Maturity Date to March 31, 2033.

No amounts have been borrowed under the Credit Agreement to date.

The foregoing description of the Second Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amendment to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated March 21, 2018 by and among Crimson Wine Group, Ltd., Pine Ridge Winery, LLC, Chamisal Vineyards, LLC and Double Canyon Vineyards, LLC and American AgCredit, FLCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer